Exhibit 99.1

Liftoff Mobile Announces Second Quarter 2026 Financial Results

REDWOOD CITY, CA – August 12, 2026 – Liftoff Mobile, Inc. (“Liftoff”) (NASDAQ: LFTO), a global leader in performance marketing and monetization solutions for the app economy, today announced financial results for the quarter ended June 30, 2026.

Second Quarter 2026 Financial Highlights:

(In millions, except percentages)	Q2 FY26	Q1 FY26	Q2 FY25	Q/Q Change		Y/Y Change
Revenue	$220	$206	$162	7%		35%
Net income (loss)	$(4)	$49	$(24)	NM		(82)%
Adjusted EBITDA[1]	$132	$120	$85	10%		55%
Net income (loss) Margin	(2)%	24%	(15)%	NM		13	pts
Adjusted EBITDA Margin[1]	60%	58%	53%	2	pts	8	pts
_________
Note: Variances that are not meaningful (“NM”) are not presented in the table above. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.

“Q2 marked our eleventh consecutive quarter of revenue growth and reinforced a pattern we have seen over time: better advertising performance gives customers reason to increase their spend with us. Cortex’s continued self-learning and discrete model improvements both contributed to that performance this quarter,” said Jeremy Bondy, Liftoff’s Chief Executive Officer. “Our integrated advertising platform, powered by Cortex machine learning, is designed to serve all verticals in the app economy, and we believe we're still in the early innings of our growth story in a large, expanding, and structurally under-monetized market.”

“Our strong financial results reflect the durability of our financial model,” added Tarek Kutrieh, Liftoff’s President and Chief Financial Officer. “Adjusted EBITDA margin expanded meaningfully, as our revenue scaled faster than our cost base. That operating leverage, combined with our capital light architecture, converted growth into significant free cash flow. We see a clear opportunity for continued sustainable, profitable growth.”

Business Highlights:
•Core Advertising Revenue2 was $219 million in the second quarter, an increase of 36% year-over-year and 7% quarter-over-quarter.
•Core Advertising Daily Average Revenue (DAR)2 increased by 6% quarter-over-quarter.
•Net Loss of $(4) million in the second quarter is inclusive of $45 million of non-cash expenses related to our IPO and other capital markets activities.
•Trailing 12-month Net Cash from Operating Activities was $237 million, an increase of 90% from the corresponding period of the prior year.
•Trailing 12-month Free Cash Flow1 was $184 million, an increase of 142% from the corresponding period of the prior year.

Third Quarter 2026 Financial Guidance Summary3

(In millions, except percentages)	Low	High
Revenue	$217	$222
Adjusted EBITDA	$124	$128
Adjusted EBITDA Margin	57%	58%

Fiscal Year 2026 Financial Guidance Summary3

(In millions, except percentages)	Low	High
Revenue	$870	$880
Adjusted EBITDA	$510	$518
Adjusted EBITDA Margin	59%	59%
_________
1 For a discussion on how we define, use, and calculate these non-GAAP financial measures and a reconciliation thereof to the most directly comparable GAAP financial measures, see “Key Operating and Financial Metrics” and the tables at the end of this press release.
2 See “Key Operating and Financial Metrics” for additional information on how we define Core Advertising Revenue and Core Advertising DAR.
3 We have not provided the most comparable GAAP metric or a GAAP reconciliation for certain forward-looking non-GAAP metrics—specifically Adjusted EBITDA and Adjusted EBITDA margin—as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results.

Conference Call Information
The Company will host a conference call today at 2:00 PM PT / 5:00 PM ET during which management will discuss the Company’s quarterly results and provide commentary on business performance. The call will be hosted by Jeremy Bondy, Chief Executive Officer, and Tarek Kutrieh, President and Chief Financial Officer.

The conference call may be accessed on the Company’s website at: https://investors.liftoff.ai. A replay will also be available under the ‘News & Events’ section of the Company’s Investor Relations website.

About Liftoff
Liftoff (NASDAQ: LFTO) is a leading growth and monetization engine built for the mobile app economy. Its AI-powered platform, Cortex™, unifies marketing, creative, and monetization to deliver measurable performance at scale across the app lifecycle. Liftoff enables advertisers to unlock profitable user growth while helping app publishers maximize revenue with advanced ad monetization technology. Founded in 2012 and headquartered in Redwood City, California, Liftoff supports a diverse, global customer base across gaming, consumer, and emerging app categories.

Contacts

Investor Relations Jenn Kettnich investors@liftoff.ai	Media Relations Laura Wilkinson press@liftoff.ai

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that are not historical facts. Forward-looking statements include, but are not limited to, statements about: (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow, margins, profitability, capital expenditures, liquidity, capital resources or other financial or operating items; (2) our plans, strategies and objectives, including those relating to our business model, growth strategy, market opportunity, customer retention and expansion, acquisition of new customers, technology innovation, Cortex and AI-related initiatives; (3) future financial or operating performance; (4) our expectations regarding macroeconomic conditions, market trends, competition, regulatory developments, taxes, public company costs, indebtedness, interest rates and other risks affecting our business; (5) our expectations regarding acquisitions, investments, dispositions, financings or other strategic transactions we may pursue; and (6) assumptions underlying any of the foregoing. We may, in some cases, use words such as “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “foreseeable,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “seek,” “should,” “will,” or “would,” or similar words or phrases that convey uncertainty of future events or outcomes, to identify forward-looking statements in this press release. Factors that may cause actual results to differ from expected results include those described in our filings with the Securities and Exchange Commission (the “SEC”), including those set forth in the “Risk Factors” section in our final prospectus (the “IPO Prospectus”) filed with the SEC on June 4, 2026 pursuant to Rule 424(b)(4) under the Securities Act relating to our registration statement on Form S-1 (File No. 333-295144).

The forward-looking statements contained in this press release are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. There are a number of factors, many of which are beyond our control, that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, among others, risks related to: our ability to retain existing customers, expand customer usage and attract new customers; the fact that we generally do not have long-term commitments from customers; advertiser demand, marketing budgets, customer churn or consolidation, and broader macroeconomic, market, public health and geopolitical conditions, including inflation, interest rates, tariffs and U.S.-China tensions; our dependence on mobile operating systems, app stores, large internet and technology companies, third-party platforms, cloud infrastructure providers, supply partners and other participants in the mobile advertising ecosystem; competition and rapid changes in technology, industry standards and customer needs; our ability to collect, use, disclose and otherwise process data, and evolving privacy, data protection, information security, consumer protection, advertising, tracking, targeting, protection of minors, AI and other legal and regulatory requirements; fraud, malware, cybersecurity incidents, system failures, service interruptions and other technical or operational disruptions; our ability to maintain and scale our technology, including Cortex and other AI capabilities, and develop and introduce new products and services; changes in app store policies, user opt-in or opt-out choices, ad-blocking technologies and other limitations on mobile advertising; our reliance on the continued growth and health of the mobile app ecosystem, including mobile gaming and the broader app economy; fluctuations in our operating results, revenue concentration, market opportunity estimates and key metrics; international operations, including risks associated with China, trade controls, tariffs, sanctions, anti-corruption laws and foreign currency exchange; our ability to attract, retain and motivate key personnel and sales teams and manage public company costs; acquisitions, investments, partnerships, financings and other strategic transactions; tax matters, accounting standards, estimates, goodwill or other impairment, stock-based compensation and internal controls, including the material weakness identified in our internal control over financial reporting; legal proceedings and intellectual property and open source software matters; ownership concentration and risks related to our common stock, including stock price volatility, future sales and dilution; and our substantial indebtedness, restrictive debt covenants, interest rate exposure, debt service obligations, liquidity and ability to raise additional capital. This list is not exhaustive. For a more detailed discussion of these and other factors, see the “Risk Factors” section in the IPO Prospectus. These factors should not be construed as exhaustive. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those expressed or implied in these forward-looking statements.

The forward-looking statements included in this press release speak only as of the date of this press release or as of the date they are made, as applicable. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. Except as otherwise required by law, we disclaim any intent or obligation to update any “forward-looking statement” made in this press release to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.

Key Operating and Financial Metrics

We monitor the following key metrics to help us evaluate the health of our business, identify trends affecting our growth, formulate goals and objectives and make strategic decisions. We believe these non-GAAP and operational measures are useful in evaluating our performance, in addition to our financial results prepared in accordance with GAAP.

Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies, including peer companies, may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP. We also strongly urge you to review the reconciliation to the corresponding GAAP financial measures set forth at the end of this press release. To properly and prudently evaluate our business, we encourage you to review Liftoff’s financial information in its entirety and not to rely on a single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin

We report our financial results in accordance with GAAP, however, management believes that Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP measures, provide users of our financial information with useful supplemental information enabling a comparison of our performance across periods. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide visibility to the underlying continuing operating performance of our business. Management uses Adjusted EBITDA and Adjusted EBITDA Margin to evaluate and manage the performance of our business, make resource allocation decisions, and compensate key personnel as they provide further understanding with respect to the results of our operations.

We define Adjusted EBITDA as net income adjusted for interest expense, net, income tax expense, depreciation and amortization expense, stock-based compensation, other expenses, net, and further adjusted for certain items that impact comparison of the performance of our businesses either period-over period or with other businesses as more fully described below. We also disclose Adjusted EBITDA Margin, which is calculated as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures and are presented for supplemental informational purposes only and should not be considered as alternatives or substitutes to financial information presented in accordance with GAAP. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations that are necessary to run our business. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP. Some of the limitations and other factors to consider include:

•Adjusted EBITDA and Adjusted EBITDA Margin exclude the recurring, non-cash expenses of depreciation and amortization of property and equipment, capitalized internal-use software, and definite-lived intangible assets, and although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;

•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect changes in or cash requirements for our working capital needs;

•Adjusted EBITDA and Adjusted EBITDA Margin exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business;

•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect the interest expense, net or the cash requirements to service interest or principal payments on our indebtedness;

•Adjusted EBITDA and Adjusted EBITDA Margin exclude the non-cash charges related to debt extinguishments, impairments of primarily capitalized internal-use software, and revaluation of contingent consideration, as these impact the comparability of our business across periods and do not relate to the continuing operating performance of our business;

•Adjusted EBITDA and Adjusted EBITDA Margin exclude costs related to IPO, integration, non-recurring transactions and expenses, and reorganization severance costs, as these impact the comparability of our business across periods and do not relate to the continuing operating performance of our business;

•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect our income tax expense provision; and

•Adjusted EBITDA and Adjusted EBITDA Margin exclude other expenses, net, which primarily relate to non-operating foreign exchange gains and losses.

Adjusted EBITDA is not a liquidity measure and should not be considered as discretionary cash available to us to reinvest in the growth of our business or to distribute to stockholders or as a measure of cash that will be available to us to meet our obligations.

Free Cash Flow

We define Free Cash Flow as net cash provided by operating activities less purchase and capitalization of property, equipment and software. We subtract purchase and capitalization of property, equipment and software in our calculation of Free Cash Flow as we believe these expenditures represent ongoing investments required to support and grow our business. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish Free Cash Flow or similar metrics. Thus, our Free Cash Flow, which is a non-GAAP measure, should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.

Free Cash Flow is a measure of liquidity that provides useful information to our management, investors and others in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities, including investing in our business. Free Cash Flow has certain limitations in that it does not represent our residual cash flow for discretionary expenditures and our non-discretionary commitments. Free Cash Flow is not necessarily a measure of our ability to fund our cash needs.

Core Advertising Revenue

Core Advertising Revenue represents revenue generated from our current advertising platforms, which are predominantly powered by Cortex-backed demand solutions. Core Advertising represents the foundation of our business moving forward, reflecting our strategic focus on Cortex-enabled solutions and anticipated long-term growth within performance advertising. We believe Core Advertising revenue, and its historical growth, is an important metric as it aligns with the rollout of Cortex in 2023 and is more representative of our growth potential versus total revenue in historical periods.

Core Advertising Daily Average Revenue

     Core Advertising Daily Average Revenue (“DAR”) is calculated by dividing Core Advertising Revenue by the number of calendar days during the reporting period. We believe DAR provides investors with useful information about the performance of our core advertising business and a normalized measure of revenue that facilitates comparisons across reporting periods with differing numbers of calendar days.

Liftoff Mobile, Inc.
Condensed Consolidated Balance Sheets
As of June 30, 2026 and December 31, 2025
(In thousands, except share and per share data)
(Unaudited)

	As of
	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$305,398	$133,306
Accounts receivable, net	366,112	355,277
Income tax receivable	995	1,651
Prepaid expenses and other current assets	20,498	26,891
Total current assets	693,003	517,125
Restricted cash	789	789
Property, equipment, and software, net	128,984	115,968
Intangible assets, net	153,313	178,677
Goodwill	1,056,302	1,057,180
Other assets	33,571	31,590
Total assets	$2,065,962	$1,901,329
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$355,096	$356,519
Accrued liabilities	99,294	77,216
Current portion of long-term debt	18,550	18,550
Other current liabilities	30,274	29,169
Total current liabilities	503,214	481,454
Deferred tax liability	40,813	29,009
Long-term debt, net	1,392,149	1,801,150
Other liabilities	135,320	126,597
Total liabilities	2,071,496	2,438,210

Redeemable convertible preferred stock:
Series A redeemable convertible preferred stock ($0.0001 par value – Nil and 1,000,000 shares authorized as of June 30, 2026 and December 31, 2025, respectively; Nil and 425,000 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively) Liquidation preference of nil and $425,000 as of June 30, 2026 and December 31, 2025, respectively.	—	414,607

Stockholders’ equity (deficit):
Preferred stock ($0.0001 par value - 700,000,000 and nil shares authorized as of June 30, 2026 and December 31, 2025, respectively, no shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively)	—	—
Common Stock ($0.0001 par value - 7,000,000,000 and 234,000,000 shares authorized as of June 30, 2026 and December 31, 2025, respectively; 169,330,527 and 123,002,518 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively)	17	12
Additional paid-in capital	906,720	5,867
Accumulated other comprehensive loss	(1,400)	(1,396)
Accumulated deficit	(910,871)	(955,971)
Total stockholders’ equity (deficit)	(5,534)	(951,488)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$2,065,962	$1,901,329

Liftoff Mobile, Inc.
Condensed Consolidated Statements of Operations
For the three and six months ended June 30, 2026 and 2025
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$219,505	$162,084	$425,147	$312,053
Costs and operating expenses:
Cost of revenue, excluding depreciation and amortization	29,033	25,455	57,018	48,963
General and administrative	34,991	58,391	59,834	79,113
Research and development	34,513	36,925	61,887	57,849
Sales and marketing	20,594	16,149	38,329	30,411
Depreciation and amortization	22,963	25,120	44,731	50,672
Total costs and operating expenses	142,094	162,040	261,799	267,008
Income from operations	77,411	44	163,348	45,045
Other income (expense):
Interest expense, net	(33,339)	(30,038)	(68,314)	(59,642)
Loss on debt extinguishment	(7,366)	—	(7,366)	—
Post-conversion earnout share liability revaluation	139	—	2,675	—
Contingent consideration revaluation	(17,529)	3,300	(12,629)	(5,100)
Other (expense) income, net	(86)	(1,137)	(198)	(992)
Income (loss) before income taxes	19,230	(27,831)	77,516	(20,689)
Income tax (expense) benefit	(23,461)	4,048	(32,416)	774
Net income (loss)	$(4,231)	$(23,783)	$45,100	$(19,915)

Net income (loss) per share:
Basic	$(0.03)	$(0.16)	$0.30	$(0.14)
Diluted	$(0.03)	$(0.16)	$0.27	$(0.14)

Weighted average common shares used to compute net income (loss) per share attributable to common stockholders:
Basic	137,076,788	145,269,540	130,121,241	145,309,595
Diluted	137,076,788	145,269,540	143,533,326	145,309,595

Liftoff Mobile, Inc.
Condensed Consolidated Statements of Cash Flows
For the six months ended June 30, 2026 and 2025
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$45,100	$(19,915)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	44,731	50,672
Amortization of debt issuance costs	2,198	3,219
Provision for credit losses	1,995	1,542
Stock-based compensation expense	26,634	4,022
Non-cash lease expense	2,489	2,459
Deferred income tax	13,022	(6,007)
Loss on debt extinguishment	7,366	—
Contingent consideration revaluation	12,629	5,100
Post-conversion earnout share liability revaluation	(2,675)	—
Change in operating assets and liabilities:
Accounts receivable	(12,780)	(63,806)
Income tax receivable	618	132
Prepaid expenses and other current assets	3,522	(11,205)
Other assets	(2,889)	(1,501)
Accounts payable	(8,006)	79,681
Accrued liabilities	20,488	28,401
Other current liabilities	1,430	1,173
Other long-term liabilities	(4,395)	3,930
Net cash provided by operating activities	151,477	77,897
Cash flows from investing activities:
Purchase and capitalization of property, equipment and software	(27,247)	(24,901)
Net cash used in investing activities	(27,247)	(24,901)
Cash flows from financing activities:
Proceeds from the exercise of stock options	2,255	1,237
Proceeds from issuance of preferred stock	—	409,545
Proceeds from post-conversion earnout share liability	—	5,393
Proceeds from initial public offering, net of underwriting discounts and commissions	472,397	—
Repurchase of common stock	—	(383,389)
Payment of debt principal	(418,438)	(7,563)
Payment of deferred offering costs	(8,359)	—
Net cash provided by financing activities	47,855	25,223
Effect of exchange rate on cash, cash equivalents, and restricted cash	7	663
Net increase in cash, cash equivalents, and restricted cash	172,092	78,882
Cash, cash equivalents, and restricted cash, beginning of period	134,095	99,088
Cash, cash equivalents, and restricted cash, end of period	$306,187	$177,970

Liftoff Mobile, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
For the three and six months ended June 30, 2026 and 2025

The following table reconciles net income (loss) and net income (loss) margin, the most comparable GAAP financial measures to Adjusted EBITDA and Adjusted EBITDA Margin, respectively, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2026	2025	2026	2025
Net income (loss)	$(4,231)	$(23,783)	$45,100	$(19,915)
Interest expense, net	33,339	30,038	68,314	59,642
Income tax (expense) benefit	23,461	(4,048)	32,416	(774)
Depreciation and amortization	22,963	25,120	44,731	50,672
Stock-based compensation expense (a)	28,223	21,854	34,834	25,685
Contingent consideration revaluation	17,529	(3,300)	12,629	5,100
Other (expense) income, net	86	1,137	198	992
Reorganization severance costs (b)	—	548	—	592
Transaction costs (c)	(468)	35,860	(468)	36,911
Other non-recurring expenses (d)	4,183	1,746	9,952	4,134
Loss on debt extinguishment (e)	7,366	—	7,366	—
Post-conversion earnout share liability revaluation	(139)	—	(2,675)	—
Adjusted EBITDA	$132,312	$85,172	$252,397	$163,039
Net income (loss) Margin	(2)%	(15)%	11%	(6)%
Adjusted EBITDA Margin	60%	53%	59%	52%
_________
(a)Stock-based compensation includes $3.9 million and $2.9 million related to the vesting and payment of the 2021, 2024, and 2025 Distributions to employee equity holders for the three months ended June 30, 2026 and 2025, respectively, as well as $8.2 million and $6.1 million for the six months ended June 30, 2026 and 2025, respectively. Distributions of this nature are not expected to reoccur as a public company.
(b)Represents reorganization costs associated with the integration of legacy Liftoff and Vungle operations following the 2021 merger. As a result of the Company’s integration activities, the Company undertook multiple defined reduction-in-force programs to eliminate duplicative roles and streamline the Company’s workforce across all functions. The costs came primarily in the form of severance and professional service costs associated with such operating model redesign, including severance related expenses and professional fees. Reorganization costs relating to these integration activities are expected to be minimal following the 2025 fiscal year.
(c)Represents costs for transaction-related services, such as investment banking, legal, accounting, and diligence, primarily incurred in connection with capital markets activities, including debt refinancing efforts and General Atlantic’s investment.
(d)Represents non-recurring third-party professional fees in preparation of becoming a public company that were not capitalizable.
(e)Consisted of a write-off of $7.4 million of unamortized issuance costs.

Liftoff Mobile, Inc.
Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow
For the twelve months ended June 30, 2026 and 2025

The following table reconciles net cash provided by operating activities, the most comparable GAAP financial measure to Free Cash Flow for the periods presented:

	Twelve Months Ended June 30,
(in thousands)	2026	2025
Net cash provided by operating activities	$236,934	$124,688
Less:
Purchase and capitalization of property, equipment and software	(52,481)	(48,323)
Free Cash Flow	$184,453	$76,365
Net cash used in investing activities	$(52,481)	$(48,323)
Net cash used in financing activities	$(55,941)	$(105,501)